Exhibit 10.10
Intrepid Potash, Inc.
Performance Restricted Stock Unit Grant Notice
(Template)
[NAME]:
You have been granted Performance Restricted Stock Units (“PSUs”) of Intrepid Potash, Inc. (“Intrepid”), subject to the terms and conditions in the Intrepid Potash, Inc. Amended and Restated Equity Incentive Plan (the “Plan”), this Performance Restricted Stock Unit Grant Notice (this “Grant Notice”), and your Performance Restricted Stock Unit Agreement (a form of which is delivered with this Grant Notice), as follows:
Grant Date:
Target Number of PSUs
Granted:
Vesting:

Overview
Except as provided otherwise in this Grant Notice, the PSUs granted hereunder will become eligible to vest based on achievement of [VARIES BY GRANT]. Except as set forth below, you must remain in the continuous Service of the Company from the Grant Date through [VARIES BY GRANT] to vest in any PSUs that have become eligible to vest based on achievement of [VARIES BY GRANT]. Vested PSUs shall be settled through the issuance to you of an equal number of shares of Company Common Stock, as set forth in the “Settlement” section below.

[PERFORMANCE METRICS]	[VARIES BY GRANT]
Death or Disability	[VARIES BY GRANT]
Termination without Cause or for Good Reason	[VARIES BY GRANT]
Change of Control	[VARIES BY GRANT]
Settlement
Vested PSUs shall be settled as soon as administratively practicably and in all events within seventy-four (74) days of the date of vesting, by distributing a number of shares of Common Stock equal to the number of vested PSUs being settled.

Dividend Equivalent Rights
You shall be entitled in respect of any vested PSUs to receive an additional amount in cash equal to the value of all dividends and distributions made between the Grant Date and the PSU settlement date with respect to a number of shares of Common Stock equal to the number of vested PSUs being settled (the “Dividend Equivalent Amounts”). The Dividend Equivalent Amounts shall be accumulated and paid on the date on which the PSUs to which they relate are paid.

Stockholder Rights	You shall have no stockholder rights with respect to the PSUs.

You understand and agree that this grant of Performance Restricted Stock Units is awarded to you subject to and in accordance with the terms of the Plan, this Grant Notice, and your Performance Restricted Stock Unit Agreement. You further agree to be bound by the terms of the Plan and the terms of this Grant Notice and your Performance Restricted Stock Unit Agreement. A copy of the Plan is available on Intrepid Insight or upon request made to the Company’s Legal Department.

Definitions. All capitalized terms in this Grant Notice have the meanings assigned to them in this Grant Notice, the Plan, or in your Performance Restricted Stock Unit Agreement.
Intrepid Potash, Inc.

Vice President, Human Resources

For your grant of Performance Restricted Stock Units to be valid, you must sign and date this Acknowledgment and Agreement and return it to Intrepid not later than 30 days after the Grant Date, or this award of Performance Restricted Stock Units will be rendered void and without effect.
ACKNOWLEDGMENT AND AGREEMENT
I acknowledge that I have received and have had an opportunity to review this Grant Notice, the Performance Restricted Stock Unit Agreement, the Plan, and the related Plan Prospectus and I agree to all of the terms and conditions.
Name:
Signature:
Date:
Attachments:
Performance Restricted Stock Unit Agreement
Amended and Restated Equity Incentive Plan
Amended and Restated Equity Incentive Plan Prospectus